A Leading Operator, Owner and Investor in Senior Living Investor Presentation First Quarter 2024 A Leading Operator, Owner & Investor May 10, 2024 SNDA NYSE Listed

Forward-Looking Statements 2 This presentation contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of Sonida Senior Living, Inc. (“Sonida,” the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2024, as well as on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024, and also include the following: The Company’s ability to generate sufficient cash flows from operations, additional proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short- and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in Item 4 of Part I of Form 10-Q; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; and changes in accounting principles and interpretations. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. For information about the Company, visit www.sonidaseniorliving.com.

Non-GAAP Financial Measures 3 This presentation contains contains the financial measures (1) Community Net Operating Income and Adjusted Community Net Operating Income, (2) Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin, (3) Adjusted EBITDA, (4) Revenue per Occupied Unit (RevPOR), (5) Revenue per Available Unit (RevPAR), (6) Adjusted Operating Expenses, and (7) Pro Forma normalized amounts for these metrics, all of which are not calculated in accordance with U.S. GAAP. Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP included in our Form 8k filing with this presentation. Community Net Operating Income and Community Net Operating Income Margin are non-GAAP performance measures for the Company’s consolidated owned portfolio of communities that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and impacts the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, gain(loss) on extinguishment of debt, gain(loss) on disposition of assets, long-lived asset impairment, and loss on non-recurring settlements with third parties. The Community Net Operating Income Margin is calculated by dividing Community Net Operating Income by resident revenue. Adjusted Community Net Operating Income and Adjusted Community Net Operating Income Margin are further adjusted to exclude the impact from non-recurring state grant funds received. The Company believes that presentation of Community Net Operating Income, Community Net Operating Income Margin, Adjusted Community Net Operating Income, and Adjusted Community Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core consolidated owed portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the consolidated owned communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and impacts the comparability of performance between periods. Community Net Operating Income, Net Community Operating Income Margin, Adjusted Community Net Operating Income, and Adjusted Community Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded general and administrative expenses are necessary to operate the Company and oversee its communities; (ii) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (iii) excluded depreciation, amortization, and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iv) the Company may incur income/expense similar to those for which adjustments are made, such as gain (loss) on debt extinguishment, gain(loss) on disposition of assets, loss on settlements, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

About Sonida

Leading Senior Living Operator, Owner & Investor in the U.S. 5 • Bringing quality senior living to life, with a focus on independent living, assisted living and memory care • Providing comfortable, safe and affordable communities where residents receive personalized care from team members who treat them like family • Focused on organic growth through existing community advancement as well as inorganic growth through acquisitions, joint ventures and management contracts • Positioned to provide competitive residential rates and flexible product offerings • Portfolio situated in markets where positive demographic trends exist: population growth, income growth and increased chronic medical conditions relative to the 75+ age group 8 XX XX XX 8 Consecutive Qtr Revenue Growth 12 Consecutive Qtr Occupancy Growth 90% Private Pay Residents ~4,000 Total Employees 85.9% Weighted Avg Occupancy (Q1) ~8,000 Resident Capacity71 Geographically Concentrated Communities Geographically Concentrated Communities (as of 3/31/24) Weighted Average Occupancy (Q1’24) Private Pay Residents Consecutive Quarters Same- Store Occupancy t Consecutive Quarters Resident Rent Rate Growth Consecutive Quarters RevPAR Gr l Employees R t Capacity

3,957 Employees (2,553 FT / 1,404 PT) Sonida Senior Living Footprint 6 71 Communities (as of 3/31/24) (61 Owned / 10 Managed) 15+ Communities 5 - 14 Communities < 5 Communities 7,011 Units Across 18 States Managed Owned Data as of March 31, 2024. 23% 20% 18% 10% 29% Texas OhioWisconsin Indiana Other Resident Revenue by State (Owned Portfolio) 46% 3,261 Units 42% 2,920 Units 12% 830 Units Assisted Living Memory Care Independent Living Balanced Unit Mix Supports Target Market Profile (Total Portfolio)

Recent Highlights & Accomplishments

SONIDA SENIOR LIVING

Equity Infusions	- February 2024: Private placement raise of $47.75M (including investment from largest shareholder Conversant Capital) with ~$25M available for potential acquisitions and working capital - April 2024: Launched ATM (At-the-Market) securities program with a $75M capacity to fund identified acquisitions; subsequently sold 382,000 shares at $27.50, representing $10.3M of net proceeds to the Company
Discounted Debt Repurchase	- February 2024: Purchased $77.4M worth of loans (including accrued interest) on seven owned communities for $40.2M, representing a 48% discount on the outstanding principal balance
Strategic Portfolio Growth	- Company's recent acquisition in Ohio brings total U.S. senior living portfolio footprint to 72 communities - In process of acquiring an additional 8 geographically-strategic communities through joint ventures - Expanding management footprint with 3 communities transitioning to Sonida on June 1
Investments in Growth and Support Infrastructure	- Expansion of underwriting and business development functions to address increased inbound deal flow - Creation of "Operational Excellence" department to support transitions, training and portfolio-wide performance initiatives - Tactical support team headcount additions driven by departmental productivity metrics - Total incremental cost of personnel additions accretive to G&A as a percentage of revenue
Rent Rate Increase	- March 1, 2024: Portfolio-wide annual average rate increase of 6.3% on an all-in basis - Excluding Medicaid supported and ancillary fee revenues, annual average rate increase jumps to 7.3% over the same period

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Power of Unique “Operator-Owner-Investor” Model 8 Full Control of Operations Fully integrated operating platform: No reliance on third-party property management Unified team structure increases efficiencies and brings senior decision makers closer to assets Ability to implement fast-paced operational changes and drive market-by-market labor and purchasing efficiencies through scale Value-drivers: Industry Recovery + Company-specific Operational Improvements Portfolio recovery surpassing industry pace with occupancy above pre-pandemic levels Developed tools to better manage lead funnel, labor and resident care Enhanced resident experience with proprietary Joyful LivingTM life enrichment, Magnolia TrailsTM memory care and Grove MenuTM dining Growth-drivers: Balance Sheet Investments + Third-party Management Contracts Restructuring experience informs creative capital stack solutions for distressed sellers + operating expertise allows for asset acquisitions requiring significant operational turnarounds Strategic acquisitions focused on existing and comparable markets, create operating efficiencies Growth of management contracts with select third-party owners allow leverage of operational capabilities and enhanced ROIC with asset-light earnings growth Sonida is uniquely positioned to aggressively invest in a dislocated senior living landscape to grow and create value

Growth Drivers in 2024 and Beyond Significant acquisition opportunities tied to limited capital availability across the sector; banks, private equity sponsors, and management companies all represent current target relationships Company specific operational improvements led by new management initiatives (labor, sales efficiency, rate optimization, length of stay, Group Purchasing Organization (GPO) utilization, etc.) to drive further margin improvement Ability to scale G&A at the corporate level and within existing geographies that are right-sized for a company approximately 2x larger Continued industry recovery driven by lack of new supply, high construction costs and robust demand to drive occupancy and rate growth 9

Proactive Management of Debt 10 (in millions) Fixed Rate Maturities Variable Rate Maturities Insurance & Other Recurring Principal Payments Total Weighted Rate 2024 - - $2.1 $6.0(1) $8.1(1) 4.95% 2025 $30.6(2) - - $0.9 $31.4 4.94% 2026 $220.1 - - $2.2 $222.3 5.00% 2027(4) - $112.9 - $3.6 $116.5 5.46% 2028 - - - $3.7 $3.7 5.31% 2029+ $147.4 $49.2 - $3.8 $200.4 5.31% $0 Debt Maturities in 2024 72.2% Fixed Rate Debt 4.95% Effective Weighted Avg. Interest Rate 100% Of Variable Rate Debt is Hedged Debt Maturities in 2024 Fixed Rate Debt (3) Eff i e Wei vg. Interest Rate Variable Rate is Hedged (1) Includes a one-time $5mm principal payment due in June 2024 in connection with the second of two paydowns required under the 2023 Fannie Mae comprehensive debt restructure. (2) Comprised of $17.4mm Baytown community loan (Prescott) maturing April 2025 and $13.2mm Greenbriar community loan (Avant) maturing September 2025. (3) Insurance & Other included in fixed rate debt calculation. (4) Assumes the Company exercises right to extend Ally Term Loan maturity by 1 year.

Financial Performance & Highlights

Q1 2024 Financial Comparisons – Owned Communities

SONIDA™ SENIOR LIVING

YoY Community NOI Growth of 11.2% and Adjusted Community NOI Margin Expansion of 360 bps

$ in millions, except RevPAR and RevPOR	Q1'24	Q1'23	Q1'24 vs Q1'23 YoY Change (%)	Pro Forma Q1'24 March 1 Rent Rates[5]	Pro Forma Q4'23[6]	Pro Forma Q1'24 vs Pro Forma Q4'23[6] Change (%)
Weighted Average Occupancy	85.9%	83.9%	200 bps	85.9%	85.9%	-
RevPAR[1,2]	$3,557	$3,282	8.4%	$3,667	$3,471	5.6%
RevPOR[1,2]	$4,140	$3,912	5.8%	$4,271	$4,042	5.7%
Resident Revenue[2]	$60.7	$56.6	7.2%	$62.6	$59.3	5.6%
Adjusted Operating Expenses[1,3]	$45.7	$43.2	6.0%	$45.7	$44.6 [6]	2.5%
Community NOI[1,2]	$14.9	$13.4	11.2%	$16.9	$14.7	15.0%
Community NOI Margin[1,2]	24.6%	23.7%	90 bps	26.9%	24.8%	210 bps
Adjusted Community NOI[4]	$14.9	$11.4	30.7%	$16.9	$14.7	15.0%
Adjusted Community NOI Margin[4]	24.5%	20.9%	360 bps	26.9%	24.8%	210 bps

(1) Amounts are not calculated in accordance with GAAP. See page 3 for the Company's disclosure regarding non-GAAP financial measures.
(2) *Includes* non-recurring state grant revenue earned and received of $2.0M in Q1 2023. No such grants received in Q1 2024.
(3) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities): $0.8M Q1'24, $0.7M Q1'23, and $1.3M Q4'23.
(4) *Excludes* non-recurring state grant revenue earned and received of $2.0M in Q1 2023. No such grants received in Q1 2024.
(5) March 1, 2024: Portfolio-wide annual average rate increase of 6.3% on an all-in basis.
(6) Pro Forma Q4'23 excludes the one-time credits associated with real estate tax reassessed values ($0.8M) and workers compensation true-ups ($0.6M) recognized on a GAAP basis in the 2023 Form 10K.

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Q1 2024 Revenue Highlights

Resident Rent Rate Changes [1]

Q1'24 Resident rent rates[1] increased $355 or 10.1% YoY compared to Q1'23

Care Level	Q1'24	Q1'23	Difference	% Change
Independent Living	2,757	2,591	166	6.4%
Assisted Living	4,212	3,805	408	10.7%
Memory Care	6,027	5,408	619	11.4%
Blended Total	**3,868**	**3,513**	**355**	**10.1%**

March 1, 2024: Portfolio-wide annual average **rate increase of 6.3%** on an all-in basis; 7.3% excluding Medicaid supported and ancillary fee revenues

Resident Rate Rent Trend



$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
0.9%
0.7%
0.5%
2.8%
3.3%
3.3%
0.4%
2.7%
$3,344
$3,374
$3,398
$3,417
$3,513
$3,630
$3,751
$3,767
$3,868
03/2022
06/2022
09/2022
12/2022
03/2023
06/2023
09/2023
12/2023
03/2024
Rate
QoQ % Change

Sequential rate increase of $101 or 2.7% for Q1'24

Positive resident rent rate growth for eight consecutive quarters

Positive upward re-leasing spreads continue as rent rates escalate

Trend Re-leasing Spread

Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
7.6%	4.7%	2.3%	2.6%	2.0%

Assisted Living Level of Care "LoC" Program Impact

- Simplified 4 level system with clear requirements
- New monitoring tools implemented to reinforce timely LoC reviews based on company and state-specific requirements
- Leveraged new monitoring technology to facilitate more accurate resident assessments

100% of Current Residents Converted

15.4% YoY % Increase of LoC Revenue

$1.9M YoY $ Increase of LoC Revenue



$4.0M
$3.5M
$3.0M
$2.5M
$2.0M
$1.5M
$1.0M
$0.5M
$0.0M
$2.9M
$3.0M
$3.1M
$3.2M
$3.6M
$3.5M
$3.5M
$3.5M
06/2022
09/2022
12/2022
03/2023
06/2023
09/2023
12/2023
03/2024
Level of Care Fees

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[1] Includes Private Pay and Medicaid rent only.

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84.4% 75.5% 78.1% 81.0% 81.3% 81.9% 82.7% 83.4% 83.9% 83.9% 83.9% 84.9% 85.9% 85.9% 84.0% 76.7% 79.7% 82.2% 82.2% 83.3% 84.1% 84.9% 84.5% 85.2% 85.0% 86.8% 86.4% 86.9 % Q4 '19 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1' 23 Q2' 23 Q3' 23 Q4' 23 Q1' 24 Weighted Average Occupancy End of Period Spot Occupancy 12 Consecutive Quarters of Occupancy Growth (Same-Store) 14 Pandemic occupancy low point Data presented for the Company’s 62 owned communities inclusive of Shaker Heights (divested in August 2023), Plainfield and Brownsburg (acquired in February 2022). Pre-Pandemic

Revenue Growth Continues to Outpace Labor Costs 15 Labor(1) Costs Trend as a Percent of Revenue(2) (1) Represents 62 Owned Communities (inclusive of Shaker Heights through its 8/4/2023 sale); excludes benefits. (2) Amounts calculated as a percentage of revenues exclude non-recurring state grants in all periods. • Q1’24 labor(1) costs as a percent of revenue(2) were 45.1%, marking 2 consecutive quarters of stabilized labor costs below 46.0% of revenue • Q1’24 labor(1) costs as a percent of revenue(2) are down 100 basis points compared to Q1’23: • Q1’24 direct labor increased $1.8M compared to Q1’23, offset by a contract labor decrease of $0.4M compared to 2022

Non-Labor Operating Cost Holding Steady 16 Total Operating Expense Excluding Labor(1) Costs Trend (1) Represents 62 Owned Communities (inclusive of Shaker Heights through its 8/4/2023 sale); amounts calculated as a percentage of revenues exclude non-recurring state grants in all periods. • As a percent of revenue, Q1’24 expense was 90 basis points lower than the previous 4-quarter average • QoQ increase driven primarily by: • Q1’24 utilities ($0.7M QoQ) and snow removal ($0.3M QoQ) • Q4’23 non-recurring credits to real estate taxes ($0.8M QoQ) • Food costs per financial occupied day for Q1’24 decreased 5.7% compared to Q4’23 • Q1’24 utility costs as a percent of revenue were down 115 basis points when compared to Q1’23 • Q1’24 real estate tax costs as a percent of revenue were down 107 basis points compared to Q1’23 as a result of re-assessments and litigation over the last year

Inorganic Growth Strategy

U.S. Senior Housing Trends: Favorable Set-Up 18Data sourced from US Census, NIC MAP, Green Street and PWC Emerging Trends in Real Estate® 2024. Senior Housing Demand Senior Housing Supply -200 0 200 400 600 800 1000 ' 0 1 ' 0 5 ' 0 9 ' 1 3 ' 1 7 ' 2 1 ' 2 5 ' 2 9 80+ Incremental Population Growth (000s) ‘22-’30 CAGR of ~4% 0 200 400 600 800 1000 1200 ' 0 8 ' 0 9 ' 1 0 ' 1 1 ' 1 2 ' 1 3 ' 1 4 ' 1 5 ' 1 6 ' 1 7 ' 1 8 ' 1 9 ' 2 0 ' 2 1 ' 2 2 ' 2 3 ' 2 4 Senior Housing Units Under Construction (000s) • 40% decrease in Senior Housing pipeline since Q4’18 • FY '23 supply growth fell to its lowest levels seen since ’11 • Total U.S. 80+ population anticipated to grow by 24%+ through 2029 • Americans ages 65+ will make up ~ 21% of the U.S. population by ‘30, up from ~ 15% in ‘16 700 750 800 850 900 950 ' 1 9 ' 2 0 ' 2 1 ' 2 2 ' 2 3 ' 2 4 Occupied Senior Housing Units (000s) - Top 99 Markets Capital Market Dislocation Creating Motivated Sellers and Accelerating M&A Environment Enhanced pressure on lenders and owner/operators to solve capital structure challenges: • Lenders seeking to reduce construction financing exposure and stabilize loan books • $10 billion - $14 billion of senior housing loans maturing in the next 24 months • 10-year loans issued in 2008 and 2009 had five-year interest-only covenants, and amortization of the principal is now being added to debt service costs Highest on record

Three-Pronged Inorganic Growth Approach 19 Target Profiles Key Attributes I. Balance Sheet Acquisitions -Traditional owner / operator model -Underperforming assets with distressed capitalization -Newer assets -Single assets in existing portfolio footprint or larger strategic portfolios -Distressed lender pipeline -Near-term maturities / poor LTVs -Seller-financed or low leverage -Turn-around assets require over-capitalization for working capital -Many off-market, relationship-based opportunities -Attractive + assumable debt opportunities but mostly debt-market constrained II. Joint Ventures -Capital stack refresh with future value recovery / creation -Opportunity to recapitalize / paydown debt -Newer assets -Portfolio opportunities -Promote structure allows Sonida to earn additional returns on equity with strong operating performance -Aligns Sonida capital with additional sponsors to scale RE ownership and deliver growth + management fee income III. Management Contracts -Under-performing assets -Lenders, REITS, funds, and management transition -Strategic, programmatic relationships -Limited or no equity required -Marginal incremental G&A required -Management incentive fee structure for alignment -Expanded density and scalability in existing Sonida MSAs Structure

Target Acquisition Profile & Sourcing Channels 20 Community Profile for New Target Acquisitions and Joint Ventures Sourcing Channel Strategy Business Model Priority: IL/AL/MC Asset Quality Consideration Market Demographic and Competitor Profile Valuation / Cash Flow Geographic Overlay Political and Economic Climate • 2 or 3 care types, or as complements Sonida’s existing market footprint • Balance of higher-margin IL and need-based AL/MC • Growing market demand and 75+ population • Limited competition and pipeline • Target upper-middle market • Fill-up or distressed communities require over-funded reserves • Per share NAV and cash flow accretive • Existing footprint • Primary / secondary markets • Target Midwest, South, and Southeast • “Friendly” regulatory environment • Built after 2010 • Opportunity to improve quality of portfolio at low basis Other Lenders & BK Receivers Institutional Investors 3rd Party Owners & Developers Boots on the Ground Broker & Debt Advisors Existing Lending Relationships Other Management Companies

Recent Acquisition 21 $10.7M purchase price: Acquired at 43% discount to in- place senior loan balance at approximately $105k per unit Located in the same submarket as existing Sonida community; acquisition provides complementary product offering to existing footprint, allowing for greater penetration into an affluent submarket and increased operating efficiencies Specific operational turnaround plan and implementation of Sonida systems and processes expected to yield significant NOI growth from asset’s current marginally positive position Going in NOI is slightly positive with underwritten stabilized cap rate in the low double-digits Closed: May 9, 2024 100 Units (AL / MC) Macedonia, OH 2015 vintage high-quality physical asset

Pending Transactions 22 Two 4-Community Acquisitions (8 Total) 750+ Units Midwest and Texas 3 Community Management Contracts -Joint venture partnerships - IL, AL & MC - Management fees to Sonida - Basis at or below 50% of replacement price - Average purchase price below $120K/unit - Double-digit NOI yields at stabilization Anticipated Closings: Q2 2024 -Management contract with 3rd party owner -Leverage full suite of operational capabilities -Asset-light earnings growth Anticipated Closing: June 1, 2024

Appendix – Supplemental Information

A-1 Financial Overview A-2 Community NOI A-3 Net Income (Loss) Walk Forward A-4 Adjusted EBITDA Walk Forward A-5 Capitalization – Q1 2024 A-6 Geographical Breakdown A-7 Financial and Key Metrics A-8 Table of Contents Market Fundamentals

Financial Overview – Owned Communities A-1 Note: Dollars in 000s. Numbers may vary due to rounding. Amounts derived from 2023 10-K as filed; nominal adjustments were made to conform 2022 actuals to 2023 presentation in the 2023 Form 10-K. (1) Resident Revenue, Community NOI, Community NOI Margin %, Net Income (loss), Adjusted EBITDA, REVPOR and REVPAR include the impact of non-recurring state grants earned and received in the period, as follows: Q1 2022: $0.7M, Q2 2022: $0.5M, Q1 2023: $2.0M, Q2 2023: $0.4M and Q3 2023: $0.5M. (2) Data presented for the Company’s 62 owned communities inclusive of Shaker Heights (divested in August 2023), Plainfield and Brownsburg (acquired in February 2022).

A-2 Note: Dollars in 000s. Numbers may vary due to rounding. Amounts derived from 2022 10-K as filed; nominal adjustments were made to conform 2022 actuals to 2023 presentation in the 2023 Form 10-K. (1) Includes Second Person and Level of Care fees. (2) Community NOI and Other Income include the impact of non-recurring state grants earned and received in the period. (3) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor. (4) Adjusted Operating Expense excludes professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses. Community NOI – Owned Communities

Net Income (Loss) Walk Forward A-3 Note: Dollars in 000s. Numbers may vary due to rounding. Amounts derived from 2022 10-K as filed; nominal adjustments were made to conform 2022 actuals to 2023 presentation in the 2023 Form 10-K (1) Amounts are not calculated in accordance with GAAP. See page 4 for the Company’s disclosure regarding non-GAAP financial measures. (2) Non-Operating Expenses include professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses.

Adjusted EBITDA Walk Forward A-4 Note: Dollars in 000s. Numbers may vary due to rounding. Amounts derived from 2022 10-K as filed; nominal adjustments were made to conform 2022 actuals to 2023 presentation in the 2023 Form 10-K. (1) Casualty losses relate to non-recurring insured claims for unexpected events. (2) Transaction and conversion costs relate to legal and professional fees incurred for transactions, restructure projects or related projects. (3) COVID-19 expenses are expenses for supplies and personal protective equipment, testing of the Company’s residents and employees, labor and specialized disinfecting and cleaning services.

Capitalization Summary as of March 31, 2024 A-5 Note: Dollars in 000s except for share price, share count, and strike price. Numbers may vary due to rounding. (1) Weighted average interest rate. (2) Variable exposure is synthetically limited with interest rate caps on all debt. Rates reflect all-in interest rate. (3) Includes unrestricted and restricted cash. (4) Assumes Company exercises its option to extend Ally Term Loan maturity by 12 months. Common Equity (38.9%) Preferred Equity (5.0%) Net Debt (56.1%) Components of Total Capital

Geographical Breakdown – Owned Communities A-6 South/Southwest 18 Communities Midwest 35 Communities East 8 Communities (1) Data based on Q1’24 average and excludes the Shaker Heights community, which was sold in Aug. 2023. (2) As of March 31, 2024. Service Mix Distribution (1) Occupancy Distribution (2) (2)

T3M: Financial and Key Metrics – Owned Communities A-7 Note: Dollars in 000s. Numbers may vary due to rounding. Financial data presented is March 2024 trailing 3-month results. (1) Includes Second Person Fees and Level of care fees. (2) Revenue includes non-recurring state grant revenue. (3) Adjusted Operating Expense excludes professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses. (4) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor. (1) (1) (1) (2) (3) (4)

Market Fundamentals

SONIDA™ SENIOR LIVING

Sonida Owned Portfolio (Q1 2024) and Unit Inventory[4] (5 mile radius of the Company site(s)[1])

State	Communities	Community NOI[3] Contribution	Unit Distribution	Existing	Under Construction	% Increase
All/Wtd Avg	61	100.0%	100.0%	913	27	+2.9%
TX	16	27.7%	29.3%	1,294	40	+3.1%
IN	12	15.9%	17.2%	726	11	+1.5%
OH	10	15.7%	19.0%	889	15	+1.7%
WI	8	12.7%	7.5%	476	30	+6.3%
SC	2	3.7%	2.0%	538	-	-
FL	2	2.2%	3.1%	1,571	-	-
MO	2	4.1%	3.8%	1,230	-	-
AZ	1			296	-	-
MA	1			1,133	-	-
MI	1			547	-	-
MN	1			1,088	203	+18.7%
MS	1	18.0%	18.1%	1,147	108	+9.4%
NC	1			493	-	-
NE	1			1,078	-	-
NY	1			231	-	-
VA	1			917	153	+16.7%

Statistics - 5 mile radius

State	Population Growth: Total	Population Growth: 75+	Population Growth: Adult Child[2]	% of Population: 75+	% of Population: Adult Child[2]	Median HH Income	Median Home Value	Unemployment %
All/Wtd Avg	+0.5%	+3.5%	+2.0%	8.2%	23.5%	$ 71,233	$ 254,251	4.8%
TX	+0.7%	+3.9%	+0.8%	6.2%	22.2%	$ 72,971	$ 300,904	5.6%
IN	+0.6%	+3.8%	(0.1%)	7.5%	24.1%	$ 72,183	$ 200,826	4.6%
OH	+0.2%	+3.3%	(1.0%)	9.1%	25.1%	$ 70,732	$ 226,864	5.4%
WI	+0.4%	+3.2%	(0.8%)	9.6%	24.6%	$ 69,413	$ 254,763	3.2%
SC	+0.7%	+3.2%	(0.4%)	10.0%	23.6%	$ 58,214	$ 227,703	6.0%
FL	+0.3%	+2.8%	(0.9%)	10.0%	21.9%	$ 59,298	$ 237,336	6.0%
MO	+0.3%	+2.6%	(0.3%)	8.9%	22.4%	$ 57,358	$ 207,181	3.7%
AZ	+0.5%	+2.6%	(2.4%)	15.4%	23.0%	$ 53,035	$ 340,789	3.6%
MA	-	+3.4%	(0.8%)	7.5%	23.6%	$ 55,603	$ 253,058	8.4%
MI	(0.1%)	+3.4%	(1.5%)	8.5%	24.6%	$ 67,023	$ 174,702	5.1%
MN	+0.7%	+5.1%	+0.7%	5.6%	26.9%	$ 128,484	$ 430,495	3.4%
MS	(0.4%)	+3.2%	(0.8%)	8.4%	23.8%	$ 63,807	$ 247,235	5.1%
NC	+0.7%	+2.3%	(1.9%)	20.3%	23.5%	$ 63,690	$ 281,915	3.6%
NE	+1.6%	+4.8%	+2.2%	6.0%	24.4%	$ 126,683	$ 402,105	1.7%
NY	+0.2%	+2.5%	(0.9%)	8.6%	15.9%	$ 65,568	$ 185,131	5.4%
VA	+0.1%	+3.2%	(0.4%)	7.1%	22.9%	$ 75,258	$ 318,349	4.3%

Statistics - State

State	Population Growth: Total	Population Growth: 75+	Population Growth: Adult Child[2]	% of Population: 75+	% of Population: Adult Child[2]	Median HH Income	Median Home Value	Unemployment %
All/Wtd Avg	+0.5%	+2.1%	(0.2%)	7.0%	24.5%	$ 69,556	$ 239,811	4.4%
TX	+0.8%	+3.4%	+0.8%	5.6%	23.4%	$ 71,044	$ 246,575	4.6%
IN	+0.4%	+1.8%	(0.5%)	7.0%	24.4%	$ 66,649	$ 198,077	4.3%
OH	+0.1%	+1.2%	(1.0%)	7.6%	25.0%	$ 66,529	$ 195,283	4.7%
WI	+0.2%	+1.5%	(0.6%)	7.6%	25.4%	$ 72,140	$ 251,799	3.2%
SC	+0.9%	+2.2%	(0.1%)	7.6%	24.9%	$ 63,228	$ 229,545	5.0%
FL	+1.0%	+2.0%	+0.1%	9.9%	25.4%	$ 65,988	$ 315,657	4.8%
MO	+0.2%	+1.3%	(0.7%)	7.7%	24.4%	$ 65,211	$ 213,816	4.0%
AZ	+0.7%	+1.7%	+0.2%	8.2%	23.2%	$ 71,394	$ 343,548	5.2%
MA	+0.3%	+1.5%	(0.3%)	7.6%	26.1%	$ 98,589	$ 548,000	4.2%
MI	+0.1%	+1.2%	(1.1%)	7.6%	25.4%	$ 66,667	$ 216,667	5.2%
MN	+0.5%	+1.8%	(0.2%)	7.3%	24.4%	$ 84,028	$ 307,895	3.3%
MS	(0.1%)	+1.3%	(1.0%)	7.1%	24.2%	$ 52,044	$ 151,233	6.8%
NC	+0.7%	+2.3%	+0.1%	7.2%	25.3%	$ 63,857	$ 244,277	4.8%
NE	+0.5%	+1.8%	(0.1%)	7.2%	22.9%	$ 71,673	$ 218,831	3.3%
NY	-	+1.0%	(0.7%)	7.7%	25.3%	$ 81,659	$ 431,707	4.7%
VA	+0.5%	+2.1%	-	7.0%	25.3%	$ 85,278	$ 358,952	4.1%

Note: Dollars in 000s. Numbers may vary due to rounding.
Source: Sonida portfolio data presented on 61 owned assets as of Q1 2024. Data provided by NIC MAP Vision. Demographics data is current as of January 1, 2024. NIC MAP Vision Seniors Housing Inventory data is current as of the Q12024 Market Fundamentals update released April 4, 2024.

[1]Based on an average of a 5-mile radius of SSL site
[2]Adult child reflects population between the ages of 45-64.
[3]Amounts are not calculated in accordance with GAAP. See page 4 for the Company's disclosure regarding non-GAAP financial measures.
[4]Includes independent living, assisted living, and memory care units in stand-alone and continuum communities.



Tertiary Markets (38%)
Primary Markets (26%)
Market Type Classification(5)
Secondary Markets (36%)

[5]140 Metropolitan Statistical Area ("MSA") across the country are classified by NIC MAP Vision into three market classes based on the Total Population. Demographics data in this report is current as of January 1, 2024. The largest of these markets are the Primary Markets, where NIC MAP has been tracking data since 4Q2005. These are sometimes referred to as the MAP31 as there are 31 of these markets. The next largest are the Secondary Markets, where NIC MAP has been tracking data since 1Q2008. These markets are the next 68 largest markets. Finally, Additional Markets are 41 markets located in close proximity to the 99 Primary and Secondary Markets and help to fill gaps between these Primary and Secondary Markets. NIC MAP has tracked data in Additional Markets since 1Q2015.

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